                                                                   EXHIBIT NO. 5

                          DRINKER BIDDLE & SHANLEY LLP
                                500 Campus Drive
                             Florham Park, NJ 07932


                                   May 8, 2002



Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890

         RE:      SELECTIVE INSURANCE GROUP, INC.


Gentlemen:

         We have acted as special counsel to Selective Insurance Group, Inc., a New Jersey corporation (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of up to 49,257 shares (the "Shares") of the Company's common stock, par value $2.00 per share, issuable pursuant to the Company's Plan to Convert Units Previously Issued in Connection with the Termination of the Directors' Plan to Shares of Common Stock (the "Plan").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         For purposes of this opinion, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement, together with exhibits filed as a part thereof, and all such other documents, records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or appropriate.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of New Jersey.

         2. The Shares have been duly authorized and, when issued in the manner and contemplated by the Plan, will be validly issued, fully paid and non-assessable.

Selective Insurance Group, Inc.
May 8, 2002
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. By giving the foregoing consent, we do not admit that we are persons whose consent is required under Section 7 of the Act.


                                              Very truly yours,

                                              DRINKER BIDDLE & SHANLEY LLP